UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 29, 2009
The Hallwood Group Incorporated
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8303	51-0261339

(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500
Dallas, Texas	75219

(Address of Principal Executive Offices)	(Zip Code)
(214) 528-5588
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Developments in Hallwood Energy Bankruptcy Proceeding
     As previously disclosed, on March 1, 2009, Hallwood Energy, L.P. (“Hallwood Energy”), Hallwood Energy Management, LLC, the general partner of Hallwood Energy, and Hallwood Energy’s subsidiaries, filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. The cases are currently pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, under In re Hallwood Energy, L.P., et al Case No. 09-31253. The Hallwood Group Incorporated (the “Company”) is only an investor in and creditor of Hallwood Energy. The bankruptcy filing does not include the Company or any other of its assets or subsidiaries.
     On June 29, 2009, the Bankruptcy Court granted a motion by the secured lender to Hallwood Energy to partially lift the automatic stay applicable in bankruptcy proceedings, permitting the lender, among other things, to enter upon and take possession of substantially all of Hallwood Energy’s assets and operations.
     Hallwood Energy’s previously filed adversary proceeding against the Company requesting that the Company fund $3,200,000 under the Equity Support Agreement between Hallwood Energy and the Company remains outstanding. In addition, the Court had previously granted the motions of Hallwood Energy’s lender and of FEI Shale, L.P. (“FEI”), a subsidiary of Talisman Energy, Inc., to intervene as plaintiffs in the proceeding. Hallwood Energy’s lender and FEI contend that the Company’s failure to fund $3,200,000 under the Equity Support Agreement damaged Hallwood Energy in an amount in excess of $3,200,000 and have asserted compensatory and exemplary damages, as previously disclosed. Hallwood Energy’s lender has filed a motion for summary judgment on its claims and a hearing is scheduled on this motion for July 17, 2009. The Company intends to defend the matter vigorously.
     As a result of these developments, the Company does not anticipate that it will recover any of its investment in Hallwood Energy. The carrying value of the Company’s investment in Hallwood Energy has been reflected as zero since December 31, 2007.
     By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in this statement that become untrue because of new information, subsequent events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2009	THE HALLWOOD GROUP INCORPORATED

	By:	/s/ Richard Kelley Richard Kelley
Vice President and Chief Financial Officer